Exhibit 99.1
Investor Presentation September 2010 Bob Cubbin, CEO Karen Spaun, CFO

2 Forward-Looking Statements Certain statements made by Meadowbrook Insurance Group, Inc. in this presentation may constitute forward-looking statements including, but not limited to, those statements that include the words "believes," "expects," "anticipates," "estimates," or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward- looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

3 The Meadowbrook Approach Our Objective To generate predictable earnings, across the market cycle, with a return on average equity target of 10% - 17% Our Priorities Generate consistent profitable underwriting results Generate consistent investment income in a low-risk, high-quality, fixed income portfolio Generate strong cash flow from our insurance company subsidiaries and non-regulated fee- based services to leverage invested assets to equity and manage debt service Generate stable and consistent fee and commission income Strive to deliver consistent results with a balanced business model We are a program and specialty lines-focused commercial insurance underwriter and risk management services company

4 Meadowbrook Vitals Current market cap: $433.3 million Outstanding shares: 53.6 million; YTD (June) weighted average shares: 54.9 million Book value (6/30/2010): $531.5 million Book value per share: $9.92 Excluding unrealized gain / loss, net of deferred taxes: $9.09 Tangible book value per share (excluding goodwill and intangibles): $6.97 Debt to equity: 23.6%; 8.3% excluding debentures Debt to total capital: 19.1%; 7.7% excluding debentures Current price / book: 0.84 Dividend yield: 1.4% Statutory premium leverage Actual Target GWP to Statutory surplus 2.1 to 1 2.75 to 1 NWP to Statutory surplus 1.8 to 1 2.25 to 1 Insider ownership: 7.4% Organic growth, a 2007 equity offering and the recent acquisition of ProCentury Corporation have contributed to an increase in the size and scope of our profile

5 What Makes Us Different: We are Flexible and are Able to Adapt to Changing Market Conditions Diverse Revenue Sources Earned premium from insurance operations Fee revenue from risk management services Flexibility to utilize multiple distribution channels Positioned to Manage Insurance Cycles Conservative Investment Philosophy Strong Capital and Liquidity Position Our model allows us to deliver more predictable results Product, program and geographic diversification Admitted market capabilities contribute to stability and higher renewal retention Non-admitted capabilities enable opportunistic response in volatile pricing environment Long-term Business Development efforts create the pipeline of opportunities High-quality fixed income approach to our $1.2 billion portfolio Investment approach reinforces our focus on underwriting profitability Insurance subsidiaries rated A- (Excellent) by A.M. Best Insurance subsidiary surplus levels can support meaningful premium growth Asset duration and laddered investment portfolio well positioned to fund liabilities Insurance subsidiaries dividend capacity provides strong liquidity at holding company level Debt to total capital is 19.1%, (7.7% excluding 30-yr interest only debentures) Access to $35 million line of credit (no outstanding balance)

6 Our Approach Has Delivered Results Over Time Total Revenue ($M) Net Operating Income ($M) Shareholders' Equity ($M) Net Operating Income per Share CAGR = 18% CAGR = 74% CAGR = 19% CAGR = 52%

7 Capability Building Through Successful Acquisitions Retail Agency Only 1955: Founded as a retail insurance agency Core Capability Build Out 1985: Star Insurance Company 1990: Savers Property & Casualty Insurance Company 1994: American Indemnity Insurance Company 1996: Association Self Insurance Services 1997: Williamsburg National Insurance Company Crest Financial Services 1998: Ameritrust Insurance Corporation Florida Preferred Administrators, Inc. 1999: TPA Insurance Agency Continued Synergistic Expansion 2007: USSU 2008: Procentury Continued Synergistic Expansion Strategic Staging of Acquisitions Meadowbrook actively reviews acquisition prospects on a strategic basis and enters into transactions that will increase long-term shareholder value We consider a range of strategic factors when looking at acquisitions including: Opportunity to leverage our diverse revenue platform, by expanding current distribution, servicing capabilities, and complementary product lines and classes Ability to attract talented insurance professionals that are a good fit with Meadowbrook culture Opportunity to create "win-win" situation by mitigation our downside risk and providing seller with opportunity to obtain fair value through deal structure

8 Diverse Revenue Sources Insurance Operations Commission Revenue Fee Revenue Our most prominent source of revenue and income comes from our insurance operation; commission revenue and fee-for-service revenue generate unregulated free cash flow Admitted and non-admitted products and programs Risk sharing vehicles Managed program revenue Municipality and Association clients Agency commission from non-affiliated carriers 2009 Earned Premium: $539.6 M 2009 Net Investment Income: $50.4M 2009 Fee Revenue: $29.2 M 2009 Commission Revenue: $8.6 M

Insurance Operations
Diversified Commercial Positions Built to Manage Across Cycles

MEADOWBROOK INSURANCE GROUP

	Description	*Examples*
Admitted Programs 2009 GWP: $432 M	• Homogeneous specialized programs • Heterogeneous geographic centers • Product focused • Promotes specialty agents	• Picture framers • Music equipment stores • Christian booksellers • Chemical distributors
Main Street Excess and Surplus Lines 2009 GWP: $140 M	• Broad classes of "Main Street" commercial risks • Promotes General Agent distribution	• Restaurants, bars and taverns • Apartments, hotels and motels • Mercantile • Contractors liability
Non-Admitted Programs 2009 GWP: $56 M	• Specialized programs ignored or underserved by the standard market • Promotes wholesalers with specialty underwriting authority	• Pet-sitters • Oil and gas contractors • Assisted care facilities • Package delivery
Specialty Markets 2009 GWP: $61 M	• Solutions designed for very specific products and market segments	• Excess workers' comp • Transportation • Agriculture • Marine

9

10 National Scope with Regional Perspective Bermuda Talented associates are located throughout the country to serve the needs of regional clients Support from headquarters enables efficient resource deployment and cross-unit coordination Balance of effective local touch, with efficient national coordination Meadowbrook locations Top 10 production states (YTD 3/31/2010) 1 2 3 4 8 5 6 7 9 10 5 3 1 2 6 7 8 9 10

11 Diverse Mix of Business YTD 2010 Business Mix YTD June 30, 2010 We have built our business to create product diversification as indicated by the mix of business This platform enables us to grow our business opportunistically with a focus on underwriting discipline and pricing adequacy Our wide range of product expertise positions us well to support future growth Our new business is primarily rollover books of business with a proven track record of profitability

Loss and Expense Ratios 12 Loss ratio Expense ratio 2005 - 2009 GAAP and Accident Year Combined Ratios 98.7% Our GAAP combined ratio has improved over time and our accident year combined ratio has remained profitable 2005 2006 2007 2008 2009 96.8% 96.8% 97.9% 95.4% 98.0% 93.3% 97.8% 93.2% 98.5% Re-estimated AY Combined Ratio† 94.2%* 95.0%* 93.9%* 97.3% Notes †The re-estimated AY combined ratio reflects reserve adjustments made following the accident year, for example, the 94.2% re-estimated 2005 AY combined ratio reflects new loss development information gathered over the 4 years from 2006 to 2009; the 95.0% re-estimated 2006 AY combined ratio reflects new loss development gathered over the 3 years from 2007 to 2009; etc. 2010 AY and CY expense ratio reflects expense reclassification as disclosed in our May 3, 2010 8-k filing with the SEC. * Excludes Century

Expense Ratio Analysis 13 YTD GAAP Expense Ratio Comparison Net earned premium $256.2M $314.2M Policy acquisition $82.1M $109.2M and other u/w expenses Expense ratio 30.2% 34.8% *As a result of our internal cost allocation study,1.0% of internal claims administration is included in the 2010 expense ratio instead of ULAE

14 Focus on Generating Consistent Investment Income Robust top line growth has led to a larger investment base and a meaningful increase in YTD NII Pre-tax book yield was 4.5% at 6/30/2010 vs. 4.2% at 12/31/2005 The duration of our portfolio increased to 4.8 years at 6/30/2010 from 3.4 years at 12/31/2005 Net investment income for YTD 6/30/2010 increased by 7.0% compared to YTD 6/30/2009 2010 year to date impairments of $411,000 on a $1.2 billion portfolio Pre-tax Net Investment Income ($ in M) and Average Investment Yield *3.4 *3.9 *4.4 *4.8 *5.1 *4.8 *Effective Duration

15 We Maintain a High Quality, Low Risk Investment Portfolio We maintain a conservative investment portfolio Portfolio Allocation and Quality Allocation based on market value Low equity risk exposure 98% fixed income and cash 2% equity High credit quality 98% of bonds are investment grade Average S&P rating of AA / Moody's of Aa2 The effective duration of our $1.2 billion portfolio is 4.8 years The duration on net reserves of $727 million is approximately 3.1 years

16 Fee-Based and Agency Operations Give Us Flexibility with Unregulated Cash Flow We serve the self-insurance market for municipalities and associations Sample clients include the Michigan Municipal League, the Minnesota County Insurance Trust and the Alabama Forest Fund We provides clients administrative and back office services In many cases, programs have been built on long-standing relationships A source of non-regulated liquidity that has low capital requirements Agency Operations Managed Programs Original foundation of the company in 1955 We operate five retail / wholesale agencies and generate commission income from more than 50 unaffiliated carriers Our fee-based and commission businesses are relatively small but continue to provide a valuable source of unregulated cash flow

17 Capital Management Our goal is to be efficient managers of capital; we initiated a dividend during 2008 and since this time we have returned $47.1M to shareholders through dividends and share repurchases $ in millions $8.7 $18.0 $20.4 $47.1

18 Capital Management Since 2008 our share repurchase activity has been accretive, increasing BVPS by $0.19 6/30/2010 BVPS: $9.92

19 Recent Financial Highlights: YTD Highlights ($ in M)

20 Expectations for 2010 and Long Term Value Creation For the remainder of 2010, we expect a market similar to that which we have experienced during the first half of 2010 Gross Written Premium Range of $790M - $815M Combined Ratio Range of 94.5% - 96.0% Net income from operations $50.0M - $55.0M Net operating income per share $0.90 to $1.00 per share, up from $0.80 to $0.90 in 2009 Our guidance range does not include any favorable or unfavorable development on prior year reserves 2010 Guidance Leverage multiple revenue sources and diverse insurance offering to maximize opportunities across market cycles Increase underwriting leverage through selective growth opportunities, while sustaining appropriate diversification Increase investment leverage through cash from operations Leverage fixed costs over a larger revenue base Increase fee-for service income through new opportunities and margin expansion Driving Long-term Enterprise Value